Exhibit 5.1

MLT Aikins LLP Suite 2600 - 1066 West Hastings Street Vancouver, BC V6E 3X1 T: (604) 682-7737 F: (604) 682-7131

April 25, 2025

Pineapple Financial Inc.

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Re:	Pineapple Financial Inc. – Registration Statement on Form S-1

Dear Sirs/Mesdames:

We have acted as Canadian legal counsel to Pineapple Financial Inc., a corporation existing under the federal laws of Canada (the “Corporation”) in connection with the Form S-1 (the “Registration Statement”) of the Corporation to be filed by the Corporation with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. The Registration Statement registers the issuance and sale of a combination of:

(a)	up to 17,587,055 units of the Corporation (each, a “Unit”) at a price per Unit of US$0.2843 with each Unit consisting of: (i) one common share of the Corporation (each, a “Share”); and (ii) one Series A common share purchase warrant of the Corporation (each, a “Warrant”) with each Warrant exercisable to acquire one additional Share (each, a “Warrant Share”) at an exercise price of US$0.2843 for a period of five (5) years; and

(b)	up to 17, 587,055 pre-funded units of the Corporation (each, a “Pre-Funded Unit”) at a price per Pre-Funded Unit of US$0.2842 with each Pre-Funded Unit consisting of: (i) one pre-funded common share purchase warrant of the Corporation (each, a “Pre-Funded Warrant”) with each Pre-Funded Warrant exercisable to acquire one Share (each, a “Pre-Funded Warrant Share”) at an exercise price of US$0.0001 at any time until all such Pre-Funded Warrants are exercised in full; and (ii) one Warrant, each as further described in the Registration Statement. The Shares and Warrants comprising the Units, the Pre-Funded Warrants and Warrants comprising the Pre-Funded Units, the Pre-Funded Warrant Shares, and the Warrant Shares underlying the Warrants are together, the “Securities”.

Examinations

As Canadian legal counsel to the Corporation, we have reviewed but not participated in the preparation of the Registration Statement.

We have considered such questions of law, have examined such corporate records of the Corporation, certificates of public officials, certificates of officers of the Corporation and other instruments, and have made such other investigations as we have considered necessary in order to give the opinions expressed below, including, without limitation, the following (collectively, the “Documents”):

(a)	the articles and by-laws of the Corporation (together, the “Constating Documents”);

(b)	certain resolutions of the Corporation’s directors;

(c)	the form of certificate representing the Warrants (the “Warrant Certificate”);

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(d)	the form of certificate representing the Pre-Funded Warrants (the “Pre-Funded Warrant Certificate”); and

(e)	such other documents, statutes, regulations, public and corporate records as we have deemed appropriate to give this opinion.

We have relied upon the factual matters contained in the representations and other factual statements of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

Assumptions and Limitations

We have assumed, without independent investigation, that at all relevant times:

(a)	(i) the genuineness of all signatures on all documents; (ii) the legal capacity and authority of all individuals; (iii) the genuineness and authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, photocopied or facsimiled copies; and (v) to the extent that such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties;

(b)	that the Constating Documents will be in full force and effect on closing of the issuance of any Securities;

(c)	the Corporation has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Corporation’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Corporation is party (any such agreement, the “Agreement”);

(d)	the Corporation has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(e)	all necessary corporate action has been taken by the Corporation to duly authorize the execution and delivery by the Corporation of the Agreement and the performance of its obligations under the terms and conditions thereof;

(f)	all necessary corporate action has been taken by the Corporation to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

(g)	all necessary corporate action has been taken by the Corporation to duly authorize the terms of the offering of the Securities and related matters;

(h)	the Agreement (i) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of British Columbia;

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(i)	the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Corporation and any other person signing or authenticating the Securities, as applicable;

(j)	the terms of the offering of the Securities and related matters have been duly authorized by the Corporation;

(k)	the Corporation has complied, and will comply, with the Canada Business Corporations Act;

(l)	the execution and delivery of the Agreement and the performance by the Corporation of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the Constating Documents, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, or applicable law;

(m)	the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Corporation’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the Constating Documents, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, or applicable law;

(n)	the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the Constating Documents, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, or applicable law;

(o)	at or prior to the time of the issuance and delivery of any Securities, the Registration Statement will have been declared effective under the Securities Act, that the Securities will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities;

(p)	all Securities will be issued and sold in compliance with applicable provincial, federal and state securities laws and in the manner stated in the Registration Statement;

(q)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation are complete, true and accurate;

(r)	there is no foreign law (as to which we have made no independent investigation) that would affect the opinions expressed herein; and

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(s)	no order, ruling or decision of any court or regulatory or administrative body is in effect at any material time that restricts any trades in securities of the Corporation or that affects any person or company (including the Corporation or any of its affiliates) that engages in such a trade.

With respect to the accuracy of factual matters material to this opinion, we have relied upon the Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

Whenever our opinion refers to shares of the Corporation whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares will not be liable to contribute any further amounts to the Corporation by virtue of its status as a holder of such shares, either in order to complete payment for the shares or to generally satisfy claims of creditors of the Corporation. No opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

To the extent any certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification or exception.

We have also assumed without independent verification that there are no agreements, arrangements, undertakings, obligations or understandings in respect of the Securities or their issue, other than as specified in the Registration Statement and Documents.

Reliance

We are solicitors qualified to carry on the practice of law in the Province of British Columbia and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case, in effect on the date hereof.

Notwithstanding the foregoing and our opinions below, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the transactions contemplated by the Registration Statement.

The opinions expressed below are given as of the date of this letter and are not prospective. We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

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Opinions

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	Upon full receipt of payment of the issue price of the Shares forming part of the Units and the issuance thereof, the Shares to be sold pursuant to the Registration Statement and forming part of the Units will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

2.	Upon the exercise of the Warrants forming part of the Units and Pre-Funded Units and the payment therefor in accordance with the terms of the Warrant Certificates, the Warrant Shares will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

3.	Upon the exercise of the Pre-Funded Warrants forming part of the Pre-Funded Units and the payment therefor in accordance with the terms of the Pre-Funded Warrant Certificates, the Pre- Funded Warrant Shares will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

The above opinions are rendered in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

MLT Aikins LLP (signed)

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